Exhibit 10.1



                        CONVERTIBLE SUBORDINATED LOAN AND
                           WARRANT PURCHASE AGREEMENT

                  THIS AGREEMENT is dated this 15th day of February, 2000, by and among IMAGEMAX, INC., a corporation incorporated under the laws of the Commonwealth of Pennsylvania (the "Company"), TDH III, L.P., a limited partnership organized under the laws of the State of Delaware ("TDH"), DIME CAPITAL PARTNERS, INC., a corporation organized under the laws of the State of New Jersey ("Dime") and ROBERT E. DRURY, an individual resident of Pennsylvania ("Drury") (TDH and Dime sometimes individually an "Institutional Investor" and collectively the "Institutional Investors"; TDH, Dime and Drury sometimes individually an "Investor" and collectively the "Investors").

                                   BACKGROUND

                  The Company desires to obtain from the Investors convertible subordinated loans in an aggregate amount of Six Million Dollars ($6,000,000) (the "Subordinated Loan") and the Investors are willing to provide the Subordinated Loan to the Company on the terms and pursuant to the conditions set forth herein, including but not limited to the issuance to the Investors of warrants to purchase shares of the Company's Common Stock as set forth herein.

                  The Investors and the Company also desire to set forth the terms and conditions pursuant to which the Investors and the Company will govern their future relations.

                  NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the parties hereto, intending to be legally bound, agree as follows:

                  1. Definitions. Unless the context otherwise requires, the following terms shall have the following meanings for purposes of this
Agreement:

                     1.1 "1998 Balance Sheet" shall have the meaning set forth in Section 5.7(c) of this Agreement.

                     1.2 "Affiliate" shall mean, with respect to any Person, (i) a director, officer or stockholder of such Person, (ii) a spouse, parent, sibling or descendant of such Person (or spouse, parent, sibling or descendant of any director or executive officer of such Person), and (iii) any other Person that, directly or indirectly through one or more intermediaries, Controls, or is Controlled by, or is under common Control with, such person.

                     1.3 "Articles of Incorporation" shall have the meaning set forth in Section 5.2 of this Agreement.


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                     1.4 "Board of Directors" shall mean the Board of Directors of the Company.

                     1.5 "Change of Control" shall have the meaning set forth in
Section 12 of this Agreement.

                     1.6 "Closing" shall have the meaning set forth in Section 4 of this Agreement.

                     1.7 "Closing Date" shall have the meaning set forth in
Section 4 of this Agreement.

                     1.8 "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                     1.9 "Common Stock" shall mean the common stock, no par value, of the Company.

                     1.10 "Company Securities" shall have the meaning set forth in Section 10.2(b) of this Agreement.

                     1.11 "Control" shall mean, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                     1.12 "Disclosure Schedule" shall have the meaning set forth in Section 5.1 of this Agreement.

                     1.13 "Environmental Law" shall have the meaning set forth in Section 5.15(a) of this Agreement.

                     1.14 "ERISA" shall have the meaning set forth in Section 5.10(a) of this Agreement.

                     1.15 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

                     1.16 "Exit Event" shall have the meaning set forth in
Section 12 of this Agreement.


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                   1.17 "GAAP" shall mean generally accepted accounting
principles of the United States.

                     1.18 "Governmental Body" shall mean any United States or state governmental body, any agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

                     1.19 "Hazardous Substance" shall have the meaning set forth in Section 5.15(a) of this Agreement.

                     1.20 "Holder" shall mean the Investors if the Investors holds Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities including the Warrants, and any permitted transferee of any Investor who holds Registrable Securities or other securities of the Company which are convertible into or exercisable for Registrable Securities including the Warrants.

                     1.21 "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act, as amended.

                     1.22 "Indebtedness" shall mean, without duplication, indebtedness of a Person for borrowed money or which is evidenced by a note, bond, debenture or similar instrument.

                     1.23 "Institutional Investor" and "Institutional Investors" shall have the meaning set forth in the first paragraph of this Agreement.

                     1.24 "Institutional Notes" shall mean the Notes (individually an "Institutional Note") originally issued to the Institutional Investors and any notes issued in exchange or substitution for such Notes, as each may hereafter be amended and/or restated.

                     1.25 "Institutional Warrants" shall mean the Warrants (individually an "Institutional Warrant") originally issued to the Institutional Investors and any warrants issued in exchange or substitution for such Warrants, as each may hereafter be amended and/or restated.

                     1.26 "Investor"and "Investors" shall have the meaning set forth in the first paragraph of this Agreement.

                     1.27 "Knowledge of the Company" shall refer to matters that are known or in the exercise of reasonable business judgment should be known by one or more of the Company's or any Subsidiary's executive officers or the individuals serving on the Company's Board of Directors.


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                     1.28 "Material Adverse Effect" shall have the meaning set
forth in Section 5.1 of this Agreement.

                     1.29 "Material Contract"shall have the meaning set forth in
Section 5.16 of this Agreement.

                     1.30 "Notes" shall mean the Notes (individually a "Note") described in Section 2.2 hereof and any notes issued in exchange or substitution for such notes, as each may hereafter be amended and/or restated.

                     1.31 "Person" shall include an individual, corporation, limited liability company, partnership, joint venture, association, trust, or any other entity or organization.

                     1.32 "Plan" shall have the meaning set forth in Section
5.10 of this Agreement.

                     1.33 "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

                     1.34 "Registrable Securities" shall mean shares of the Company's Common Stock issued or issuable upon the conversion of the Notes or upon the exercise of the Warrants; provided such Common Stock will cease to be Registrable Securities when the entire amount of Registrable Securities proposed to be sold in a single sale, in the opinion of counsel to the Company may be distributed to the public without any limitation as to volume pursuant to Rule 144 (or any successor provision then in effect) under the Securities Act.

                     1.35 "Request for Registration" shall have the meaning set forth in Section 10.2 of this Agreement.

                     1.36 "Required Interest of Institutional Investors" shall mean the following:

                          (a) So long as the Institutional Investors both hold
Notes, a Required Interest of Institutional Investors shall mean the holders of Institutional Notes representing at least sixty percent (60%) of the outstanding principal balance of all Institutional Notes plus TDH; provided, however, that the additional consent of TDH shall not be required if the outstanding principal balance of the Institutional Notes held by TDH (including partners of TDH to whom such Institutional Notes may have been assigned and trusts established for their benefit) is less than One Million Dollars ($1,000,000) other than by reason of payments made on a pro rata basis to all holders of Notes;


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                          (b) If TDH no longer holds a Note but Dime still holds
a Note, a Required Interest of Institutional Investors shall mean Dime;

                          (c) If Dime no longer holds a Note but TDH still holds
a Note, a Required Interest of Institutional Investors shall mean TDH; and

                          (d) If neither Institutional Investor holds an
Institutional Note, a Required Interest of Institutional Investors shall mean holders of Institutional Warrants representing at least sixty percent (60%) of the Warrant Shares purchasable upon the exercise of all then outstanding Institutional Warrants plus TDH; provided, however, that the additional consent of TDH shall not be required if the Institutional Warrants held by TDH (including partners of TDH to whom such Institutional Warrants may have been assigned and trusts established for their benefit) represent the right to purchase less than sixty-two and one-half percent (62.5%) of the number of Institutional Warrant Shares originally purchasable under the Warrant issued to TDH on February 15, 2000 (subject to any intervening adjustments by reason of the anti-dilution provisions thereof).

                     1.37 "Requirements of Law" means, as to any Person, any law, statute, treaty, rule, regulation, right, privilege, qualification, license or franchise or determination of an arbitrator or a court or other Governmental Body or stock exchange, in each case applicable or binding upon such Person or any of its property or to which such Person or any of its property is subject or pertaining to any or all of the transactions contemplated or referred to in this Agreement.

                     1.38 "SEC Reports" shall have the meaning set forth in
Section 5.7(a) of this Agreement.

                     1.39 "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                     1.40 "Stock Option Plan" shall mean the Company's 1997 Incentive Plan, as amended by Amendment No. 98-1.

                     1.41 "Subordinated Loan" shall have the meaning set forth in the Background section of this Agreement.

                     1.42 The term "subsidiary"shall mean as to any Person, any entity of which more than 50% (by number of votes) of the voting securities shall be owned by such Person and/or one or more entities which are themselves subsidiaries of such Person and the term "Subsidiary" shall mean any subsidiary of the Company.

                     1.43 "Third Party Registrable Securities" shall have the meaning set forth in Section 10.2(b) of this Agreement.


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                     1.44 "Transaction" shall have the meaning set forth in
Section 5.4 of this Agreement.

                     1.45 "Transfer" as to any Warrants or Common Stock issued upon conversion of the Notes or exercise of the Warrants, shall mean to sell, or in any other way directly or indirectly, to transfer, assign, distribute, encumber, pledge, hypothecate or otherwise dispose of, either voluntarily or involuntarily (or a sale, or any other direct or indirect transfer, assignment, distribution, encumbrance or other voluntary or involuntary disposition), as the case may be.

                     1.46 "WARN" shall have the meaning set forth in Section 5.10(f) of this Agreement.

                     1.47 "Warrants" shall mean the Warrants (individually a "Warrant") described in Section 2.3 hereof and any warrants issued in exchange or substitution for such warrants, as each may hereafter be amended and/or restated.

                  2. The Subordinated Loan.

                     2.1 The Subordinated Loan. On the date hereof, the Investors shall lend to the Company and its Subsidiaries and the Company and its Subsidiaries shall borrow from the Investors, the aggregate principal amount of Six Million Dollars ($6,000,000), upon the terms and subject to the conditions of this Section 2.

                     2.2 Promissory Notes. The indebtedness of the Company and its Subsidiaries to the Investors for the Subordinated Loan pursuant to this
Section 2 will be evidenced by convertible subordinated promissory notes executed by the Company and its Subsidiaries in favor of each Investor, in the principal amount set forth opposite its name on Schedule 2.2, such notes to be in substantially the form attached hereto as Exhibit A (each a "Note" and collectively the "Notes"). The Notes are convertible into an aggregate of 1,714,286 shares of Common Stock on or before February 15, 2004 and shall be subordinated to all bank and other commercial lending obligations of the Company and its Subsidiaries outstanding on the date hereof or incurred in accordance with the terms hereof from time to time hereafter, but shall be senior to all other debt of the Company and its Subsidiaries.

                     2.3 Issuance of Warrants. Concurrently with the delivery by the Company of the Notes, the Company shall issue to, and in the name of, each Investor stock purchase warrants to acquire the number of shares of the Company's Common Stock set forth opposite their name on Schedule 2.3 on or before February 15, 2005 at an exercise price of Three Dollars and Fifty Cents ($3.50) (the "Warrants"). The Warrants issued in accordance with this Section
2.3 shall be in substantially the form attached hereto as Exhibit B.


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                  3. Use of Proceeds. The net proceeds received by the Company and its Subsidiaries hereunder shall be used by the Company and its Subsidiaries for the purposes set forth on Schedule 3.

                  4. Closing. The closing of the purchase and sale of the Notes and the Warrants (the "Closing") shall take place at the offices of Pepper Hamilton LLP in Berwyn, Pennsylvania on February 15, 2000, or at such other place and time as the Company and the Investors may otherwise agree (the "Closing Date"). At the Closing, the Company and its Subsidiaries will deliver to the Investors the Notes and the Company will deliver to the Investors the Warrants to be purchased at such Closing against payment of the purchase price therefor by wire transfer to such account as shall be designated by the Company.

                  5. Representations and Warranties of the Company. Except as set forth in the Company's disclosure schedules which are attached to and incorporated by reference into, this Agreement, the Company hereby represents and warrants to the Investors as follows:

                     5.1 Organization and Qualification; Subsidiaries. Each of the Company and each Subsidiary of the Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such power, authority and governmental approvals would not, individually or in the aggregate, have a Material Adverse Effect (as defined below). The Company and each Subsidiary is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, have a Material Adverse Effect. When used in connection with the Company or any Subsidiary, the term "Material Adverse Effect" means any effect that is or is reasonably likely to be materially adverse to the business, operations, condition or assets (including, without limitation, contingent liabilities) of the Company and the Subsidiaries taken as a whole. A true and complete list of all the Subsidiaries, together with the jurisdiction of incorporation of each Subsidiary and the percentage of the outstanding capital stock of each Subsidiary owned by the Company and each other Subsidiary, is set forth in
Section 5.1 of the Disclosure Schedule, which has been delivered prior to the date of this Agreement by the Company to the Investors and which is attached hereto (the "Disclosure Schedule"). Except as disclosed in such Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity.


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                     5.2 Articles of Incorporation and Bylaws. The Company has
heretofore furnished to the Investors a complete and correct copy of the Amended and Restated Articles of Incorporation, as amended ("Articles of Incorporation") and the Bylaws or equivalent organizational documents, each as amended to date, of the Company and each Subsidiary. Such Articles of Incorporation, Bylaws and equivalent organization documents are in full force and effect. Neither the Company nor any Subsidiary is in violation of any provision of its Articles of Incorporation, Bylaws or equivalent organizational documents.

                     5.3 Capitalization.

                          (a) The authorized capital stock of the Company
consists of 10,000,000 shares of preferred stock (none of which is issued and outstanding) and 40,000,000 shares of Common Stock. As of the date hereof,

                              (i) 6,633,316 shares of Common Stock are issued
and outstanding, all of which are validly issued, fully paid and nonassessable,

                              (ii) no shares of Common Stock are held by the
Subsidiaries,

                              (iii) 600,000 shares of Common Stock are reserved
for issuance pursuant to stock options granted pursuant to the Company's Stock Option Plan or otherwise of which options to purchase an aggregate of 465,000 of Common Stock have been granted to date, and

                              (iv) an additional 1,000,000 shares of Common
Stock are reserved for issuance pursuant to stock options that may be granted to certain management employees.

                  Except as set forth in this Section 5.3 or Section 5.3 of the Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any Subsidiary or obligating the Company or any Subsidiary to issue or sell any shares of capital stock of, or other equity interests in, the Company or any Subsidiary. All shares of Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 5.3 of the Disclosure Schedule, there are no outstanding contractual obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any shares of Common Stock or any capital stock of any Subsidiary or to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Subsidiary or any other person. Each outstanding


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share of capital stock of each Subsidiary is duly authorized, validly issued, fully paid and nonassessable.

                          (b) 1,714,286 shares of Common Stock have been duly
reserved for issuance upon conversion of the Notes. The issuance, sale and delivery of such shares of Common Stock have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the shareholders of the Company or others and free and clear of any and all liens and encumbrances except as contemplated by this Agreement.

                          (c) 1,800,000 shares of Common Stock have been duly
reserved for issuance upon exercise of the Warrants. The issuance, sale and delivery of such shares of Common Stock have been duly authorized by all requisite corporate action of the Company and when so issued, sold and delivered, such shares of Common Stock will be validly issued and outstanding, fully paid and nonassessable, not subject to preemptive or any other similar rights of the shareholders of the Company or others and free and clear of any and all liens and encumbrances except as contemplated by this Agreement.

                     5.4 Authority Relative to this Agreement. The Company has all necessary power and authority to execute and deliver this Agreement, the Notes and the Warrants to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby (the "Transactions"). The execution and delivery of this Agreement, the Notes and the Warrants by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement, the Notes and the Warrants, or to consummate the Transactions. This Agreement, the Notes and the Warrants, have been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Investors of the Agreement, constitute legal, valid and binding obligations of the Company.

                     5.5 No Conflict; Required Filings and Consents.

                          (a) Except as set forth in Section 5.5(a) of the
Disclosure Schedule, the execution and delivery of this Agreement, the Notes and the Warrants by the Company do not, and the performance of this Agreement by the Company will not, (a) conflict with or violate the Articles of Incorporation or Bylaws or equivalent organizational documents of the Company or any Subsidiary,
(b) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any Subsidiary is bound or subject or (c) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of


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termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance of any nature on any property or asset of the Company or any Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject, in each case except for any such conflicts, violations, breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

                          (b) Except as set forth in Section 5.5(b) of the
Disclosure Schedule, the execution and delivery of this Agreement, the Notes and the Warrants by the Company do not, and the performance of this Agreement, the Notes and the Warrants by the Company will not, require any consent, approval, authorization or permit of, or filing with, or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for any filing required under applicable federal or state securities laws, (ii) for consents, approvals, authorizations or permits which have already been obtained, and (iii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not prevent or delay the Company from performing its obligations under this Agreement, the Notes and the Warrants, and would not, individually or in the aggregate, have a Material Adverse Effect.

                     5.6 Compliance. Except as set forth in Section 5.6 of the Disclosure Schedule, neither the Company nor any Subsidiary is in conflict with, or in default or violation of, (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any Subsidiary or by which any property or asset of the Company or any subsidiary is bound or subject or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any property or asset of the Company or any Subsidiary is bound or subject, except for any such conflicts, defaults or violations that would not, individually or in the aggregate, have a Material Adverse Effect.

                     5.7 SEC Filings; Financial Statements.

                          (a) The Company has filed all forms, reports and
documents required to be filed by it with the SEC, and has heretofore delivered or made available to the Investors, in the form filed with the SEC, (a) its Annual Reports on Form 10-K for the fiscal years ended December 31, 1997 and 1998, respectively, (b) its Quarterly Reports on Form 10-Q for the periods ended March 31, June 30 and September 30, 1999, (c) all proxy statements relating to the Company's meetings of shareholders (whether annual or special) held in this period and (d) all other forms, reports and other registration statements filed by the Company with the SEC since January 1, 1999 (the forms, reports and other documents referred to in clauses (a), (b), (c) and (d) above being referred to herein, collectively, as the "SEC Reports"). The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, and the Exchange


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Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary is required to file any form, report or other document with the SEC.

                          (b) Each of the consolidated financial statements
(including, in each case, any notes thereto) contained in the SEC Reports was prepared in all material respects in accordance with GAAP throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents in all material respects the consolidated financial position, results of operations and changes in shareholders' equity and cash flows of the Company and the consolidated Subsidiaries as at the respective dates thereof and for the respective periods indicated therein (subject, in the case of unaudited statements, to the absence of notes and to normal and recurring year-end adjustments none of which individually or in the aggregate would have a Material Adverse Effect.

                          (c) Except as and to the extent set forth on the
consolidated balance sheet of the Company and the consolidated Subsidiaries as at December 31, 1998 including the notes thereto (the "1998 Balance Sheet"), or in Section 5.7 of the Disclosure Schedule, neither the Company nor any Subsidiary has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with GAAP, except for liabilities and obligations incurred in the ordinary course of business consistent with past practice since December 31, 1998 and liabilities and obligations which do not individually or in the aggregate have a Material Adverse Effect.

                     5.8 Absence of Certain Changes or Events. Since September 30, 1999, except as set forth in Section 5.8 of the Disclosure Schedule or as contemplated by this Agreement or disclosed in any SEC Report filed since September 30, 1999 and prior to the date of this Agreement, the Company and the Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since September 30, 1999, there has not been (i) any change in the business, operations, properties, condition, assets or liabilities of the Company or any Subsidiary having, individually or in the aggregate, a Material Adverse Effect, (ii) any damage, destruction or loss (whether or not covered by insurance) with respect to any property or asset of the Company or any Subsidiary and having, individually or in the aggregate, a Material Adverse Effect, (iii) any material change by the Company in its accounting methods, principles or practices, (iv) any revaluation by the Company of any asset (including, without limitation, any writing down of the value of inventory or writing off of notes or accounts receivable), other than in the ordinary course of business consistent with past practice, (v) any failure by the Company to revalue any asset in accordance with GAAP consistent with past practice, (vi) any entry by the Company or any Subsidiary into any commitment or transaction material to the Company and the


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Subsidiaries taken as a whole, (vii) any declaration, setting aside or payment of any dividend or distribution in respect of any capital stock of the Company (except for cash dividends consistent with the Company's current dividend policy and described in Section 5.8 of the Disclosure Schedule) or any redemption, purchase or other acquisition of any of its securities, (viii) other than pursuant to the contracts referred to in Section 5.16, any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any officers or key employees of the Company or any Subsidiary, except in the ordinary course of business consistent with past practice, or (ix) any entering into, renewal, modification or extension of, any contract, arrangement or agreement with any other party having individually or in the aggregate, a Material Adverse Effect.

                     5.9 Absence of Litigation. Except as set forth in Section
5.9 of the Disclosure Schedule or as disclosed in the SEC Reports filed prior to the date of this Agreement, there is no claim, action, proceeding or investigation pending or, to the Knowledge of the Company, threatened against the Company or any Subsidiary, or any property or asset of the Company or any Subsidiary, before any court, arbitrator or administrative, governmental or regulatory authority or body, domestic or foreign. As of the date hereof, neither the Company nor any Subsidiary nor any property or asset of the Company or any Subsidiary is subject to any order, writ, judgment, injunction, decree, determination or award having, individually or in the aggregate, a Material Adverse Effect.

                     5.10 Employee Benefit Plans.

                          (a) Section 5.10 of the Disclosure Schedule contains a
true and complete list of (i) all employee benefit plans (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) and all bonus, stock option, stock purchase, restricted stock, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance or other benefit plans, programs or arrangements, and all employment, termination, severance or other contracts or agreements to which the Company or any Subsidiary is a party, with respect to which the Company or any Subsidiary has any obligation or which are maintained, contributed to or sponsored by the Company or any Subsidiary for the benefit of any current or former employee, officer or director of the Company or any Subsidiary and (ii) each employee benefit plan for which the Company or any Subsidiary could incur liability under Section 4069 of ERISA, in the event such plan were terminated, or under Section 4212(c) of ERISA, or in respect of which the Company or any Subsidiary remains secondarily liable under Section 4204 of ERISA (collectively, the "Plans"). Except as set forth in Section 5.10 of the Disclosure Schedule, no Plan is a "defined benefit plan" within the meaning of
Section 3(35) of ERISA and no Plan is subject to Part IV of ERISA. Each Plan is in writing and the Company has previously furnished the Investors with or made available to the Investors a true and complete copy of each Plan and a true and complete copy of each material document prepared in connection with each such Plan, including, without limitation, (i) a copy of each trust or other funding arrangement, (ii) each summary plan description and summary of material modifications, (iii) the most recently filed IRS Form 5500, (iv) the most recently received IRS determination letter for each such Plan, and (v) the most recently prepared financial statement in connection with each such Plan. Except as set forth in Section 5.10 of the Disclosure Schedule, neither the Company nor any Subsidiary has any obligation (i) to create, incur liability with respect to or cause to exist any other employee benefit plan, program or arrangement, (ii) to enter into any contract or agreement to provide compensation or benefits to any individual or (iii) to modify, change or terminate any Plan, other than with respect to a modification, change or termination required by ERISA or the Code.

                          (b) Except as set forth in Section 5.10 of the
Disclosure Schedule none of the Plans (i) provides for the payment of separation, severance or termination benefits to any person, (ii) obligates the Company or any Subsidiary to pay separation, severance, termination or other benefits as a result of any Transaction or (iii) obligates the Company or any Subsidiary to make any payment or provide any benefit that could be subject to a tax under Section 4999 of the Code. Except as disclosed in Section 5.10 of the Disclosure Schedule, none of the Plans provides for or promises retiree medical, disability or life insurance benefits to any current or former employee, officer or director of the Company or any Subsidiary.

                          (c) Except as set forth in Section 5.10 of the
Disclosure Schedule, each Plan which is intended to be qualified under Section 401(a) or 401(k) of the Code has received a favorable determination letter from the IRS that such Plan is so qualified, and each trust established in connection with any Plan which is intended to be exempt from federal income taxation under
Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the Knowledge of the Company, no fact or event has occurred since the date of any such determination letter from the IRS that could adversely affect the qualified status of any such Plan or the exempt status of any such trust. Each trust maintained or contributed to by the Company or any Subsidiary which is intended to be qualified as a voluntary employees' beneficiary association exempt from federal income taxation under Sections 501(a) and 501(c)(9) of the Code has received a favorable determination letter from the IRS that it is so qualified and so exempt, and, to the Knowledge of the Company, no fact or event has occurred since the date of such determination by the IRS that could adversely affect such qualified or exempt status.

                          (d) There has been no prohibited transaction (within
the meaning of Section 406 of ERISA or Section 4975 of the Code) with respect to any Plan which is not subject to a statutory exemption or which could result in any material liability to the Company. Neither the Company nor any Subsidiary is currently liable or has previously incurred any liability for any tax or penalty arising under Section 4971, 4972, 4979, 4980 or 4980B of the Code or Section 502(c) of ERISA, and to the Knowledge of the Company no fact or event exists which could give rise to any such liability. Neither the Company nor any Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA, including, without limitation, any liability in connection with (i) the termination or reorganization of any employee pension benefit plan subject to Title IV of ERISA or (ii) the withdrawal from any Multiemployer Plan or Multiple Employer Plan, and no fact or event exists which could give rise to any such liability.

                          (e) To the Knowledge of the Company, each Plan is now
and has been operated in all respects in accordance with the requirements of all applicable laws, including, without limitation, ERISA and the Code, and the Company and each Subsidiary have performed all obligations required to be performed by them under, are not in any respect in default under or in violation of, and have no Knowledge of any default or violation by any party to, any Plan. All contributions, premiums or payments required to be made with respect to any Plan have been timely made, are fully deductible for income tax purposes and no such deduction previously claimed has been challenged by any government entity. The 1998 Balance Sheet reflects an accrual of all amounts of employer contributions and premiums accrued but unpaid with respect to the Plans.

                          (f) The Company and the Subsidiaries have not incurred
any liability under, and have complied in all respects with, the Worker Adjustment Retraining Notification Act and the regulations promulgated thereunder ("WARN").

                     5.11 Labor Matters. Except as set forth in Section 5.11 of the Disclosure Schedule, (i) there are no controversies pending or, to the Knowledge of the Company, threatened between the Company or any Subsidiary and any of their respective employees, which controversies have had or could have a Material Adverse Effect; (ii) neither the Company nor any Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Subsidiary, nor, to the Knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) neither the Company nor any Subsidiary has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against the Company or any Subsidiary under any such agreement or contract; (iv) there are no unfair labor practice complaints pending against the Company or any Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Subsidiary; and (v) there is no strike, slowdown, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Subsidiary.

                     5.12 Tangible Property; Real Property and Leases.

                          (a) The Company and the Subsidiaries have sufficient
title to or leasehold interests in all their tangible properties and assets to conduct their respective businesses as currently conducted, with only such exceptions as, individually or in the aggregate, would not have a Material Adverse Effect.

                          (b) No parcel of real property owned or leased by the
Company is subject to any governmental decree or order to be sold nor is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor, to the Knowledge of the Company, has any such condemnation, expropriation or taking been proposed.

                          (c) Except as set forth on Section 5.12 to the
Disclosure Schedule, all leases of real property leased for the use or benefit of the Company or any Subsidiary to which the Company or any Subsidiary is a party requiring annual rental payments in excess of U.S. $50,000 during the term of the lease are in full force and effect, and there exists no default under any such lease by the Company or any Subsidiary, nor to the Knowledge of the Company any event which with notice or lapse of time or both would constitute a default thereunder by the Company or any Subsidiary, except as, individually or in the aggregate, would not have a Material Adverse Effect.

                     5.13 Trademarks, Patents and Copyrights. Except as set forth in Section 5.13 of the Disclosure Schedule, the Company and the Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, servicemarks, trade secrets, applications for trademarks and for servicemarks, mask works, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Subsidiaries and the Company is unaware of any assertion or claim challenging the validity of any of the foregoing which, individually or in the aggregate, could have a Material Adverse Effect. Except as set forth in
Section 5.13 of the Disclosure Schedule, to the Knowledge of the Company, the conduct of the business of the Company and the Subsidiaries as conducted since December 31, 1998 does not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark, mask work or copyright of any third party that, individually or in the aggregate, could have a Material Adverse Effect. To the Knowledge of the Company, there are no infringements of any propriety rights owned by or licensed by or to the Company or any Subsidiary which, individually or in the aggregate, could have a Material Adverse Effect.

                     5.14 Taxes. The Company and the Subsidiaries have filed all federal, state, local and foreign tax returns and reports required to be filed by them (taking into account applicable extensions) and have paid and discharged all federal, state, local and foreign taxes as are due and have paid all applicable ad valorem taxes as are due, other than (i) such payments as are being contested in good faith by appropriate proceedings and (ii) such filings, payments or other occurrences that, individually or in the aggregate, could not result in a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency, domestic or foreign, is now asserting or, to the Knowledge of the Company, threatening to assert against the Company or any Subsidiary any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither the Company nor any Subsidiary has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax which is currently in effect. The accruals and reserves for taxes reflected in the 1998 Balance Sheet and the interim balance sheet for the period ended September 30, 1999 are adequate to cover all taxes accruable through closing date (including interest and penalties, if any, thereon) in accordance with GAAP. Neither the Company nor any Subsidiary has made an election under Section 341(f) of the Code.

                     5.15 Environmental Matters.

                          (a) For purposes of this Agreement, the following
terms shall have the following meanings: (i) "Hazardous Substances" means (A) any petroleum or petroleum product, including crude oil, and any fractions thereof, natural gas, natural gas liquids, synthetic gas or polychlorinated biphenyls; (B) any pollutant or contaminant; or (C) any substance with respect to which a federal, state or local agency requires environmental investigation, monitoring, reporting or remediation; and (ii) "Environmental Law," means any federal, state or local law relating to (A) releases or threatened releases of Hazardous Substances; (B) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances; or (C) otherwise relating to pollution of the environment or the protection of human health.

                          (b) Except as described in Section 5.15 of the
Disclosure Schedule: (i) the Company's and its Subsidiaries' operations are not violating any applicable Environmental Law; (ii) the Company and the Subsidiaries have all material permits and licenses required under any applicable Environmental Law to conduct its business; (iii) the soils, surface and ground waters at the properties owned or leased by the Company or any of its Subsidiaries have not been contaminated with any Hazardous Substance by the Company's or any Subsidiary's operations to any extent requiring removal or remediation under any Environmental Law; (iv) neither the Company nor any Subsidiary has received any written notice of violation under any Environmental Law which notice of violation remains unresolved; and (v) to the Knowledge of the Company, no Hazardous Substances are present on or under any real property owned or occupied by the Company or any of its Subsidiaries or have emanated from or been transported from any such real property except in compliance with applicable Environmental Law.

                          (c) Notwithstanding anything in this Agreement to the
contrary, this Section 5.15 is the exclusive representation and warranty as to all matters related to or arising from Environmental Laws, Hazardous Substances, pollution, contamination, exposure to or the presence of Hazardous Substances and any conditions attributed to any of the foregoing.

                     5.16 Material Contracts. Each contract or agreement to which the Company or any of the Subsidiaries is a party that is material to the Company or any Subsidiary (a "Material Contract") is in full force and effect and is enforceable against the Company or Subsidiary, as the case may be, in accordance with its terms and no condition or state of facts exists that, with notice or the passage of time, or both, would constitute a material default by the Company or any Subsidiary or, to the Knowledge of the Company, any third party under such Material Contracts. The Company or the applicable Subsidiary has duly complied in all material respects with the provision of each Material Contract to which it is a party except where any failure would not have a Material Adverse Effect. Copies of each Material Contract have either been furnished to the Investors directly by the Company or are attached as an exhibit to the Company's SEC Reports, which have been delivered or made available to the Investors in accordance with Section 5.7(a) hereto.

                     5.17 Brokers. Except as set forth in Section 5.17 to the Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company.

                     5.18 Offering Exemption. Assuming with respect to the Investors the accuracy of the representations, warranties, acknowledgments and agreements of the Investors set forth in Section 6 hereof, the issuance of the Notes, the offering for sale of each of the Warrants and the issuance of Common Stock upon conversion of the Notes and upon exercise of the Warrants are exempt from registration under the Securities Act and from registration or qualification under applicable state securities or blue sky laws.

                  6. Representations and Warranties of the Investors. Each Investor, severally and not jointly, represents and warrants about itself to the Company as follows:

                     6.1 Such Investor is acquiring the Note in the amount set forth opposite its name on Schedule 2(b), the Warrant, the Common Stock to be issued upon exercise of the Warrant and the Common Stock to be issued upon conversion of the Note solely for its own account, for investment and not with a view to the distribution thereof within the meaning of the Securities Act.

                     6.2 Such Investor understands that the Note, the Warrant, the Common Stock to be issued upon exercise of the Warrant and the Common Stock to be issued upon conversion of the Note have not been registered or qualified under the Securities Act or any state securities laws, by reason of their issuance and sale in transactions exempt from the registration or qualification requirements of the Securities Act and applicable state securities laws. Such Investor acknowledges that reliance on said exemptions is predicated in part on the accuracy of its representations and warranties herein. Such Investor acknowledges and agrees that the Note, the Warrant, the Common Stock to be issued upon exercise of the Warrant and the Common Stock to be issued upon conversion of the Note, must be held indefinitely unless a subsequent disposition thereof is registered or qualified under the Securities Act and applicable state securities laws or is exempt from registration; and that, except as required herein, the Company is not required so to register or qualify any such securities or to take any action to make such an exemption available except to the extent provided herein.

                     6.3 Such Investor further understands that the exemption from registration afforded by Rules 144 and 144A (the provisions of which are known to it) issued under the Securities Act depends on the satisfaction of various conditions and that, if applicable, Rules 144 and 144A afford the basis for sales under certain circumstances only in limited amounts.

                     6.4 Such Investor represents and warrants to the Company that it will not Transfer the Note, the Warrant, the Common Stock to be issued upon exercise of the Warrant and/or the Common Stock to be issued upon conversion of the Note, except in accordance with the terms of this Agreement, the Note and the Warrant, as the case may be, and in compliance with the Securities Act and applicable state securities laws. The parties acknowledge that each Institutional Investor may transfer the Note, the Warrant, the Common Stock to be issued upon exercise of the Warrants or the Common Stock to be issued upon conversion of the Note to one or more of its partners or a trust established for their benefit, subject to compliance with the Securities Act and applicable state securities laws.

                     6.5 Such Investor represents and warrants to the Company that (i) it has such knowledge and experience in financial and business matters as is necessary to enable it to evaluate the merits and risks of an investment in the Company and is not utilizing any other person to be its purchaser representative in connection with evaluating such merits and risks; (ii) it has no present need for liquidity in its investment in the Company and is able to bear the risk of that investment for an indefinite period and to afford a complete loss thereof, and (iii) it was not formed for the specific purpose of making an investment in the Company.

                     6.6 Such Investor represents and warrants to the Company that it is qualified as an "accredited investor" as defined in Rule 502 promulgated under the Securities Act of 1933.

                     6.7 Such Investor acknowledges that it has been provided with and has been furnished with all information it has requested from the Company and has had an opportunity to review all of the books and records of the Company and to discuss with management of the Company all of the business and financial affairs of the Company.

                     6.8 Such Investor represents and acknowledges that it has received a copy of the documents and items on the data room diskette delivered to such Investor, and it has had the opportunity to ask questions of and to receive answers from the Company concerning, and to review all books and records of the Company and to obtain additional information regarding, the Company and such documents and items to such Investor's satisfaction, that such Investor has in fact asked all such questions, received such answers and obtained such information to such Investor's satisfaction.

                  7. Deliveries.  At the Closing:

                     7.1 The Company shall cause to be delivered to the Investors the following:

                          (a) Subordinated Notes in accordance with Section 2.2
hereof to each Investor, in the principal amount set forth next to such Investor's name on Schedule 2(b);

                          (b) The Warrants in accordance with Section 2.3
hereof;

                          (c) A "Good Standing Certificate" of the Company in
the Commonwealth of Pennsylvania dated as of a recent date and a certified copy of the Articles of Incorporation of the Company issued by the Secretary of the Commonwealth of the Commonwealth of Pennsylvania as of a recent date;

                          (d) A Certificate of the Secretary of the Company
attaching (A) the Articles of Incorporation of the Company in effect at the Closing, (B) the Bylaws of the Company in effect at the Closing, (C) copies of resolutions by the Board of Directors authorizing and approving this Agreement, the issuance and delivery of the Notes, the Warrants, the Common Stock to be issued upon exercise of the Warrants and the Common Stock to be issued upon conversion of the Notes, and the consummation of the transactions contemplated hereby; and (D) certifying as to the incumbency of the officers entering into this Agreement and the documents contemplated by this Agreement; and

                          (e) An opinion of Pepper Hamilton, LLP satisfactory in
form and substance to each Investor.

                     7.2 The Investors shall cause to be delivered to the Company Six Million Dollars ($6,000,000) and TDH, pursuant to Section 8.1(c) hereof, shall have requested that J.B. Doherty be elected or appointed to the Board of Directors of the Company as TDH's designee.

                  8. Affirmative Covenants of the Company.

                     8.1 The Company covenants and agrees that, so long as either Institutional Note is outstanding (in which case references to the Investors in this Section 8.1 shall refer to those Investor(s) holding an Institutional Note) and thereafter so long as either Institutional Warrant is outstanding and entitles the holder thereof to acquire five percent (5%) or more of the issued and outstanding Common Stock of the Company on a fully diluted basis (in which case references to the Investors in this Section 8.1 shall refer to those Investor(s) holding such Institutional Warrant(s), except to the extent the Company receives the approval of a Required Interest of the Institutional
Investors:

                          (a) Accounts, Reports and Notices. The Company and its
Subsidiaries will maintain a system of accounts in accordance with generally accepted accounting principles consistently applied, will keep full and complete financial records and will furnish to the Investors:

                              (i) within ninety (90) days after the end of each
fiscal year, beginning with the fiscal year ending December 31, 1999, a copy of the balance sheet of the Company and its Subsidiaries as at the end of such year, together with statements of income, shareholder's equity and cash flows of the Company and its Subsidiaries for such year, all audited by a firm of independent accountants reasonably acceptable to the Investors;

                              (ii) within forty-five (45) days after the end of
each fiscal quarter (except for the fourth quarter), a copy of the internally prepared unaudited balance sheet of the Company and its Subsidiaries as of the end of such quarter and statements of income and cash flow of the Company and its Subsidiaries for such quarter and for the portion of the fiscal year ending on the last day of such quarter; and

                              (iii) within twenty (20) days after the end of
each month, a copy of the internally prepared balance sheet of the Company as at the end of such month and statements of income and cash flow of the Company and its Subsidiaries for such month and for the portion of the fiscal year ending on the last day of such month.

                          (b) Other Reports and Inspection. The Company, upon
reasonable prior written notice and subject to reasonable confidentiality measures, will make available to the Investors or its representatives or designees during normal business hours (a) all assets, properties and business records of the Company and its Subsidiaries for inspection and copying and (b) the directors, officers, employees and public accountant (and by this provision the Company hereby authorizes and instructs said accountants to discuss with such holder and such designees its affairs, finances and accounts and the responses of attorneys representing the Company and its Subsidiaries to inquiries made by the Company and its Subsidiaries on behalf of said accountants in connection with their audit of the financial affairs of the Company and its Subsidiaries) of the Company and its Subsidiaries for interviews concerning the business, affairs and finances of the Company.

                          (c) Election of Directors. The Company, if requested
to do so in writing by an Institutional Investor (a "Requesting Investor"), will promptly take all reasonable actions necessary to increase the size of the Board of Directors by one (1) for each Requesting Investor (unless a vacancy shall exist) and fill the vacancy created thereby (or such existing vacancy) by electing or appointing as director a person designated by the Requesting Investor to serve in such capacity as a member of the Board of Directors of the Company until the next annual meeting of the shareholders of the Company. Thereafter, the Company agrees to include a nominee of each Requesting Investor in management's slate of nominees to be elected to the Board of Directors and to recommend to the shareholders of the Company the election of such nominee. Any designee or nominee of a Requesting Investor shall be reimbursed for all reasonable expenses incurred as a director and shall be entitled to receive such compensation as may be received by other non-employee directors of the Company.

                          (d) Observer Rights. An Institutional Investor that
has not elected to be a Requesting Investor under paragraph (iii) above, shall be entitled to have one (1) observer attend each meeting of the Board of Directors (subject to the ability of the Board of Directors to meet in closed session in instances of potential conflicts of interest), and each such observer shall be given notice of each meeting by the Company in accordance with the Company's Bylaws and Certificate of Incorporation and shall be provided with copies of all materials distributed to the Board of Directors in connection with such meeting as if such observer were a member of the Board of Directors. Observers shall be reimbursed for all reasonable expenses incurred as an observer.

                     8.2 The Company covenants and agrees that, so long as either Institutional Note is outstanding (in which case references to the Investors in this Section 8.2 shall refer to those Investor(s) holding such Institutional Note(s)), except to the extent the Company receives the approval of a Required Interest of the Institutional Investors:

                          (a) Corporate Existence, Etc. Each of the Company and
its Subsidiaries will preserve and keep in force and effect its corporate existence and good standing in the state of its incorporation, its qualification and good standing as a foreign corporation in each jurisdiction where such qualification is required by applicable law except where the failure to so qualify would not have a Material Adverse Effect and all licenses and permits necessary to the proper conduct of its business except where the failure to have such licenses and permits would not have a Material Adverse Effect; provided, however, that nothing in this Section 8.2(a) shall preclude mergers among the Company and its Subsidiaries or the transfer of assets among the Company and its Subsidiaries.

                          (b) Maintenance, Etc. Each of the Company and its
Subsidiaries will maintain, preserve and keep its properties and assets which are used in the conduct of its business (whether owned in fee or pursuant to a leasehold interest) in good repair and working order and from time to time will make all necessary repairs, replacements, renewals and additions so that at all times the efficiency thereof shall be maintained except where the failure to maintain, keep and preserve such properties and assets in good repair and good working order could not reasonably be expected to have a Material Adverse Effect.

                          (c) Nature of Business. The Company and its
Subsidiaries will not engage in any business if, as a result, the general nature of the business which would then be engaged in by the Company and its Subsidiaries would be substantially changed from the general nature of the business engaged in by the Company and its Subsidiaries on the date of this Agreement.

                          (d) Insurance. The Company and its Subsidiaries will
maintain insurance coverage by financially sound and reputable insurers with respect to their properties and business in such forms and amounts and against such risks, casualties and contingencies as is usually carried by companies engaged in the same or similar business and similarly situated.

                          (e) Taxes; Claims for Labor and Materials. The Company
and its Subsidiaries will promptly pay and discharge (i) all lawful taxes, assessments and governmental charges or levies imposed upon the property or business of the Company and/or its Subsidiaries, (ii) all trade accounts payable in accordance with usual and customary business terms, and (iii) all claims for work, labor or materials, which if unpaid, might become a lien or charge upon any property of the Company and/or its Subsidiaries; provided, however, neither the Company nor any Subsidiary shall be required to pay any such tax, assessment, charge, levy, account payable or claim if (a) the validity, applicability or amount thereof is being contested in good faith by appropriate actions or proceedings which will prevent the forfeiture or sale of any property of the Company and/or its Subsidiaries or any material interference with the use thereof by the Company and/or its Subsidiaries, and (b) the Company shall set aside on its books, reserves reasonably deemed by it to be adequate with respect thereto to the extent required under GAAP.

                          (f) Compliance with Laws, Agreements. etc. Each of the
Company and its Subsidiaries shall maintain its business operations and property owned or used in connection therewith in compliance with (i) all applicable federal, state and local laws, regulations and ordinances, and such laws, regulations and ordinances of foreign jurisdictions, governing such business operations and the use and ownership of such property, and (ii) all agreements, licenses, franchises, indentures and mortgages to which the Company or any Subsidiary is a party or by which the Company or any Subsidiary or any of its or their respective properties are bound. Without limiting the foregoing, the Company and its Subsidiaries shall pay all material indebtedness promptly and substantially in accordance with the terms thereof.

                     8.3 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued Common Stock the number of shares of Common Stock required for issuance upon the exercise of each of the Warrants and the conversion of the Notes (including any additional shares of Common Stock which may become so issuable by reason of the operation of anti-dilution provisions of the Warrants).

                  9. Negative Covenants of the Company. The Company covenants and agrees that, so long as either Institutional Note is outstanding (in which case references to the Investors in this Section 9 shall refer to those Investor(s) holding such Institutional Note(s)), except to the extent the Company receives the approval of a Required Interest of the Institutional
Investors:

                     9.1 No Dispositions. Neither the Company nor any of its Subsidiaries will sell, lease, encumber or otherwise dispose of or agree to sell, lease, encumber or otherwise dispose of, in any transaction or series of related transactions, all or substantially all of the assets of the Company and the Subsidiaries taken as a whole, provided that nothing herein shall prevent transfers of assets among Subsidiaries or among the Company and its Subsidiaries.

                     9.2 Restrictions on Indebtedness. Neither the Company nor any of its Subsidiaries will incur any new Indebtedness except: (i) the Indebtedness proposed under the Commerce Bank commitment in the total amount of $15,000,000 set forth in that certain letter dated January 26, 2000, that refinances the existing Indebtedness to First Union National Bank, a copy of which is attached hereto as Schedule 9(b), including any additional borrowing availability that might arise under the revolving credit formula provided for therein resulting from term debt amortization and/or the generation of additional collateral, up to the $15,000,000 limitation; (ii) purchase money indebtedness (including lease obligations) incurred in connection with the purchase of equipment in the ordinary course of business; and (iii) indebtedness incurred, assumed or arising from the acquisition of a business or from the formation of a joint venture or partnership arrangement within the scope of the Company's primary business (subject to a cumulative limit of $2,000,000).

                     9.3 Limitation on Liens. Neither the Company nor any of its Subsidiaries will create or incur, or suffer to be incurred or to exist, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (collectively, "Liens") on its property or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors, or acquire or agree to acquire, any property or assets upon conditional sales agreement or other title retention devices, except (i) the existing Liens in favor of First Union Bank and (ii) Liens which secure Indebtedness permitted by Section 9.2, and except:

                          (a) Liens for taxes not yet due and payable and Liens
for taxes, assessments and governmental charges or levies which the Company is contesting in good faith by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP on the books of the Company;

                          (b) Liens imposed by law, such as materialmen's,
mechanics', carriers', workmen's and repairmen's liens and other similar liens arising in the ordinary course of business and securing obligations (other than indebtedness for borrowed money) that (A) are not overdue for a period of more than 60 days or (B) are being contested in good faith by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP on the books of the Company;

                          (c) pledges or deposits to secure obligations under
worker's compensation laws or other similar legislation or to secure public or statutory obligations;

                          (d) Liens securing the performance of, or payment in
respect of, bids, tenders, government contracts (other than for the repayment of borrowed money), surety and appeal bonds and other obligations of a similar nature incurred in the ordinary course of business;

                          (e) other encumbrances consisting of zoning
restrictions, easements, restrictions on the use of real property or minor irregularities in the title thereto, which do not arise in connection with the borrowing of, or any obligation for the payment of, money and which, in the aggregate, do not materially detract from the value of the premises or the business, properties or assets of the Company.

                     9.4 Restricted Payments. The Company will not, directly or indirectly, purchase, redeem or retire any shares of its capital stock of any class or any warrants, rights or options to purchase or acquire any shares of its capital stock.

                     9.5 Investments. Neither the Company nor any of the Subsidiaries will make any investments outside the ordinary course of business of the Company or such Subsidiary except:

                          (a) investments in direct obligations of the United
States of America, or any agency or instrumentality of the United States of America, the payment or guaranty of which constitutes a full faith and credit obligation of the United States of America, in either case maturing in twelve months or less from the date of acquisition thereof;

                          (b) investments in certificates of deposit maturing
within one year from the date of origin, issued by a bank or trust company organized under the laws of the United States or any state thereof, having capital surplus and undivided profits aggregating at least $100,000,000 and whose long-term certificates of deposit are, at the time of acquisition thereof by the Company or a Subsidiary, rated AA or better by Standard & Poor's Corporation or Aa or better by Moody's Investors Service, Inc.;

                          (c) investments in commercial paper maturing in 180
days or less from the date of issuance which, at the time of acquisition by the Company or a Subsidiary, is accorded the highest rating by Standard & Poor's Corporation, Moody's Investors Service, Inc. or another nationally recognized credit rating agency of similar standing;

                          (d) loans or advances in the usual and ordinary course
of business to officers, directors and employees for expenses (including moving expenses related to a transfer) incidental to carrying on the business of the Company and its Subsidiaries; and

                          (e) any investment permitted under paragraph (f)
below.

                     9.6 Subsidiaries, Mergers, Consolidations, Purchases of Assets. Neither the Company nor any of its Subsidiaries will create any subsidiaries unless the same agree to be bound by the Notes by signing a joinder in form and substance reasonably satisfactory to a Required Interest of the Institutional Investors.

                     9.7 Environment. The Company and each of its Subsidiaries shall be and remain in compliance with the provisions of all Environmental Laws; notify Investors immediately of any written notice of a hazardous discharge or written environmental complaint received from any governmental agency or any other party; notify Investors immediately of any hazardous discharge from or affecting its premises; promptly contain and remove the same, as required by all Environmental Laws; promptly pay any fine or penalty assessed in connection therewith subject to a right to reasonably contest same; permit Investors to inspect the premises, to conduct tests thereon, and to inspect all books, correspondence, and records pertaining thereto at reasonable times.

                  10. Registration Rights.

                     10.1 Demand Registration Rights.

                          (a) Upon written request at any time by Holders
representing in the aggregate at least twenty-five percent (25%) of the total number of Registrable Securities at the time of such request, the Company shall use its best efforts to effect the registration under the Securities Act and registration or qualification under all applicable state securities laws of the Registrable Securities, as requested by the Holders, and to keep such federal or state registrations effective for a period of at least nine (9) months, all as provided in the following provisions of this Section 10;

                          (b) Notwithstanding the foregoing, if the Board of
Directors of the Company makes a good faith determination that it would be detrimental to the Company and its shareholders for a registration requested pursuant to Section 10.1(a) hereof to be made because there exists a bona fide financing, acquisition or other transaction of the Company and it is therefore essential to defer the filing of a registration statement to effect such registration, the Company shall have the right to defer taking action with respect to such filing for a period of not more than ninety (90) days after receipt of the request from the Holders pursuant to Section 10.1(a) hereof, provided that the Company shall not defer its obligation in this manner more than once in any six-month period, and for no more than one hundred eighty (180) days in the aggregate in any twelve (12) month period, and provided further that the Holder shall be entitled to withdraw the request for registration and, if such request is withdrawn, such registration shall not count as a requested registration hereunder and the Company shall pay all registration expenses incurred in connection with such withdrawn Request for Registration. In addition, the Company shall not be obligated to effect, or to take any action to effect any registration pursuant to this Section 10.1:

                              (i) After the Company has effected two (2)
registrations at the request of one or more Holders pursuant to this Section
10.1 and such registrations have been declared or ordered effective. A Request for Registration shall not count for these purposes (A) unless such registration statement has been declared effective and an offering closed in which 80% of the Registrable Securities requested to be included in such registration have been sold or (B) if the registration has been withdrawn by the Holder pursuant to
Section 10.1(b).

                              (ii) During the period starting with the date
thirty (30) days prior to the Company's good faith estimate of the date of filing of, and ending on the date ninety (90) days after the effective date of, a registration subject to Section 10.3 hereof, provided that the Company is actively using its best efforts to cause such registration statement to become effective.

                              (iii) In the event the Commission shall have
declared any other registration statement with respect to an offering of securities of the Company to be effective within three (3) months prior to the Company's receiving a Request for Registration, the Company may delay the effective date of the registration statement filed in response to the Request for Registration until three (3) months after the effective date of the previous registration statement.

                     10.2 Registration Requested by Holders. Whenever the Company shall be requested, pursuant to Section 10.1(a) hereof, to effect the registration of any of the Registrable Securities under the Securities Act (a "Request for Registration"), the Company shall promptly (but in any event within twenty (20) days) give notice of such proposed registration to all Holders and thereupon shall, as expeditiously as possible (but in no event later than sixty
(60) days from receipt of the Request for Registration), use its best efforts to effect the registration under the Securities Act and under all applicable state securities laws of:

                          (a) all Registrable Securities which the Company has
been requested to register pursuant to the Request for Registration; and

                          (b) all other Registrable Securities which Holders
have, within thirty (30) days after the Company has given such notice, requested the Company to register; all to the extent requisite to permit the sale or other disposition by the Holders so to be registered. If the Holders who requested the registration of Registrable Securities engage one or more underwriters to distribute such Registrable Securities, the Company shall permit the managing underwriter(s) and counsel to the underwriter(s) to visit and inspect any of the properties of the Company, examine its books, take copies and extracts therefrom and discuss the affairs, finances and accounts of the Company with its officers, employees and public accountants (and by this provision the Company hereby authorizes said accountants to discuss with such underwriter(s) and such counsel its affairs, finances and accounts), at reasonable times and upon reasonable notice, with or without a representative of the Company being present. The Company shall have the right to include in any registration of Registrable Securities required pursuant to this Section 10.2 additional shares of its

Common Stock to be issued by the Company ("Company Securities") or shares of Common Stock ("Third Party Registrable Securities") that have the benefit of duly exercised registration rights contractually binding on the Company, provided that if any Registrable Securities to be so registered for sale are to be distributed by or through underwriters, then all Registrable Securities to be so registered for sale and Company Securities and Third Party Registrable Securities, if any, shall be included in such underwriting on the same terms and provided, however, that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be registered will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of Company Securities and Third Party Registrable Securities as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering and (y) then, the minimum number of Registrable Securities, pro rata to the extent practicable, on the basis of the number of Registrable Securities requested to be registered among the participating Holders, as is necessary to reduce the size of the offering. A registration that covers both Registrable Securities, Company Securities and Third Party Registrable Securities shall be deemed to have been requested pursuant to a Request for Registration pursuant to Section 10.1(a) hereof if the Registrable Securities of the type covered by such Section constitute at least fifty percent (50%) of the total offering on the effective date of the registration statement and satisfies the conditions set forth in
Section 10.1(b)(i) but shall not be deemed to be one of the registrations referred to in Section 10.1(a) hereof if Registrable Securities of the type covered by such Section constitute less than fifty percent (50%) of the total offering on the effective date of the registration statement or does not satisfy the conditions set forth in Section 10.1(b)(i).

                     10.3 "Piggyback" Registrations.

                          (a) If the Company at any time proposes, other than in
accordance with a Request for Registration, to register any of its securities under the Securities Act on Form S-1, S-2 or S-3 or on any other form upon which the Registrable Securities may be registered for sale to the general public, whether for its own account or for the account of others, the Company will at each such time give notice to all Holders of such proposal at least ten (10) days before the Company files a registration statement. Upon the request of any Holder given within fifteen (15) days after the Holder has received such notice, the Company will use its best efforts to cause the Registrable Securities which the Company has been requested to register by such Holder to be registered under the Securities Act, all to the extent requisite to permit the sale or other disposition by such Holder of the Registrable Securities so registered.

                          (b) If securities are to be registered for sale under
a registration not initiated by a Request for Registration and are to be distributed by or through a firm of underwriters, then any Registrable Securities which the Company has been requested to register pursuant to clause
(i) of this Section 10.3 shall also be included in such underwriting on the same terms as other securities of the same class as the Registrable Securities included in such underwriting, provided that if, in the written opinion of the managing underwriter(s), the total amount of such securities to be so registered, when added to the Registrable Securities and the securities held by holders of securities other than the Registrable Securities, if any, will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting (x) first, the maximum number of securities, if any, other than Registrable Securities or Third Party Registrable Securities, being sold for the account of persons other than the Company as is necessary to reduce the size of the offering and (y) second, the minimum number of Registrable Securities and Third Party Registrable Securities, if any, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering (any such reduction in Registrable Securities or Third Party Registrable Securities to be made pro rata to the extent practicable on the basis of the number of Registrable Securities and Third Part Registrable Securities requested to be registered), provided that in no event may less than one-third (1/3) of the total number of securities included in the registration be made available for Registrable Securities.

                          (c) If securities are to be registered for sale under
a registration not initiated by a Request for Registration and are to be distributed for the account of holders of Third Party Registrable Securities or holders (other than the Company) of other securities of the Company other than Registrable Securities by or through a firm of underwriters of recognized standing under underwriting terms appropriate for such transaction, then any Registrable Securities which the Company has been requested to register pursuant to clause (i) of this Section 10.3 shall also be included in such underwriting on the same terms as other securities included in such underwriting, provided that if, in the written opinion of the managing underwriter or underwriters, the total amount of such securities to be so registered, when added to such Registrable Securities, will exceed the maximum amount of the Company's securities which can be marketed without materially and adversely affecting the entire offering, then the Company shall exclude from such underwriting the number of Registrable Securities and other securities, pro rata to the extent practicable, on the basis of the number of securities requested to be registered, as is necessary in the opinion of the managing underwriter(s) to reduce the size of the offering , provided that in no event may less than one-third (1/3) of the total number of securities included in the registration be made available for Registrable Securities.

                          (d) Notwithstanding anything to the contrary contained
herein, the provisions of clause (y) of Section 10.3(b) hereof or the provisions of Section 10.3(c) limiting the amount of the Registrable Securities requested to be registered that may be excluded from such registration may be waived by the affirmative vote of fifty percent (50%) of the Holders requested to be registered.

                     10.4 Registrations on S-3. Each Holder shall have the right to request in writing an unlimited number of registrations on Form S-3, or any successor thereto, provided that the Registrable Securities proposed to be included in the Registration Statement have a proposed aggregate offering price of at least Five Hundred Thousand ($500,000) and that no Holder shall have a right to request that Registrable Securities be registered on Form S-3 during any12-month period if Registrable Securities of such Holder were included in two Registration Statements on Form S-3 pursuant to a request made by such Holder during such 12-month period. Each such request by a Holder shall: (a) specify the number of Registrable Securities which the Holder intends to sell or dispose of, and (b) state the intended method by which the Holder intends to sell or dispose of such Registrable Securities. Upon receipt of a request pursuant to this Section 10.4, the Company shall use its best efforts to effect such registration or registrations on Form S-3.

                     10.5 Company's Obligations in Registration. Whenever the Company is obligated to effect the registration of any Registrable Securities under the Securities Act, as expeditiously as possible the Company will use its best efforts to:

                          (a) prepare and file with the Commission, a
registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become and remain effective, including to promptly obtain the removal of any stop order or suspension of such registration statement, provided, that the Company shall not be required to keep such registration statement effective, or to prepare and file any amendments or supplements thereto, after the later of (i) the last business day of the ninth month following the date on which such registration statement becomes effective under the Securities Act or such longer period during which the Holders shall pay all expenses reasonably incurred to keep such registration statement effective with respect to any of the Registrable Securities so registered or (ii) the date on which all of the Registrable Securities registered pursuant to such registration statement have been sold;

                          (b) prepare and file with the Commission such
amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement whenever the Holders covered by such registration statement shall desire to dispose of the same;

                          (c) as soon as practicable after filing such documents
with the Commission, furnish to the Holders and each of the underwriters, if any, without charge, at least one manually signed or conformed copy of such registration statement and any amendment or supplement thereto, including financial statements and schedules; and as soon as practicable after the request of any Holder or underwriter, furnish to such Holder or underwriter, as the case may be, at least one copy of any document incorporated by reference in such registration statement or in any related prospectus, prospectus supplement or amendment, together with all exhibits thereto (including those previously furnished or incorporated by reference);

                          (d) furnish to the Holders for whom such Registrable
Securities are registered or are to be registered such number of copies of a printed prospectus, including a preliminary prospectus and any amendments or supplements thereto, in conformity with the requirements of the Securities Act, and such other documents as such Holders may reasonably request in order to facilitate the disposition of such Registrable Securities;

                          (e) notify each Holder, at any time when a prospectus
relating to the Registrable Securities covered by such registration statement is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and at the request of any Holder, prepare and furnish to such Holder any reasonable number of copies of any supplement to or amendment of such prospectus necessary so that, as thereafter delivered to any purchaser of the Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

                          (f) register or qualify the Registrable Securities
covered by such registration statement under such securities or blue sky laws of such jurisdictions as the Holders for whom such Registrable Securities are registered or are to be registered or, in the case of an underwritten public offering, the managing underwriter shall reasonably request, and do any and all other reasonable acts and things which may be necessary or advisable to enable such Holders to consummate the disposition in such jurisdictions of such Registrable Securities; provided, however, that the Company shall not be required to consent to general service of process for all purposes in any jurisdiction where it is not then subject to process or qualify to do business as a foreign corporation where it would not be otherwise required to qualify;

                          (g) furnish to the Holders for whom such Registrable
Securities are registered or are to be registered an agreement satisfactory in form and substance to them by the Company that during a period of up to one hundred eighty (180) days if required by the managing underwriter after the effective date of any underwritten public offering, the Company and such Holders and security holders shall not offer, sell, contract to sell or otherwise dispose of any shares of capital stock or securities convertible into capital stock, except as part of such underwritten public offering, provided that all executive officers and directors of the Company and all holders of more than 5% of the outstanding Common Stock and all other holders of registration rights enter into similar agreements identical in terms to that of the Holders;

                          (h) furnish to the Holders for whom such Registrable
Securities are registered or are to be registered at the closing of the sale of such Registrable Securities by such Holders a signed copy of an opinion or opinions of counsel for the Company acceptable to such Holders in form and substance as is customarily given to underwriters in public offerings;

                          (i) in connection with any underwritten offering,
enter into an underwriting agreement with the underwriter(s) of such offering in the form customary for such underwriter(s) for similar offerings, including such representations and warranties by the Company, provisions regarding the delivery of opinions of counsel for the Company and accountants' "comfort" letters, provisions regarding indemnification and contribution, and such other terms and conditions as are at the time customarily contained in such underwriter's underwriting agreements for similar offerings (and, at the request of any Holder that are to be distributed by such underwriter(s), any or all (as requested by such Holder) of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriter(s) shall also be made to and for the benefit of such Holder); provided that the Holders that are to be distributed by such underwriter(s) shall enter into such underwriting agreement(s) on the same terms and conditions as the Company;

                          (j) provide a CUSIP and a transfer agent and registrar
for the Registrable Securities no later than the effective date of such registration statement;

                          (k) cause all such Registrable Securities covered by
such registration to be listed on each securities exchange on which similar securities of the Company are then listed; and

                          (l) otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission relating to such registration and the distribution of the securities being offered (including, without limitation, Regulation M promulgated under the Securities Act) and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act, not later than 60 days after the end of any 12-month period (or 120 days, if such period is a fiscal year) commencing at the end of any fiscal quarter in which the Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, or, if not sold to underwriters in such an offering, beginning with the first month of the Company's first fiscal quarter commencing after the effective date of such registration statement, which earning statements shall cover such 12-month periods.

                     10.6 Payment of Registration Expenses. The costs and expenses of all registrations and qualifications under the Securities Act, and of all other actions which the Company is required to take or effect pursuant to this Section 10, shall be paid by the Company or holders of Third Party Registrable Securities or other securities of the Company other than Registrable Securities, if any (including, without limitation, all registration and filing fees, printing expenses, expenses incident to filings with the National Association of Securities Dealers, Inc., auditing costs and expenses, and the reasonable fees and disbursements of counsel for the Company and one special counsel for the Holders) and the Holders shall pay only the underwriting discounts and commissions and transfer taxes, if any, relating to the Registrable Securities sold by them.

                     10.7 Information from Holders. Notices and requests delivered by Holders to the Company pursuant to this Section 10 shall contain such information regarding the Registrable Securities to be so registered and the intended method of disposition thereof as shall reasonably be required in connection with the action to be taken. Each Holder hereby agrees to provide the Company, or its agents or designees, with all information relating to the Holder reasonably required in connection with the registration under the Securities Act or any applicable state securities law of any Registrable Securities, provided that no Holder shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such Holder and such Holder's intended method of distribution).

                     10.8 Indemnification.

                          (a) In the event of any registration under the
Securities Act of any Registrable Securities pursuant to this Section 10, the Company shall indemnify and hold harmless each Holder disposing of such Registrable Securities and each other Person, if any, which controls (within the meaning of the Securities Act) such Holder and each other Person (including underwriters) who participates in the offering of such Registrable Securities, against any expenses, losses, claims, damages or liabilities, joint or several, to which such Holder or controlling Person or participating Person may become subject under the Securities Act or otherwise, to the extent that such expenses, losses, claims, damages or liabilities (or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of a prospectus, in the light of the circumstances under which they were made) or necessary to make the statements therein not misleading, and will reimburse such Holder and each such controlling Person or participating person for any legal or any other expenses reasonably incurred by such Holder or such controlling Person or participating Person in connection with investigating or defending any such loss, claim, damage, liability or proceeding, provided, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder or such controlling or participating Person, as the case may be, specifically for use in the preparation thereof. Each such Holder will, if requested by the Company prior to the initial filing of any such registration statement, agree in writing, severally but not jointly, to indemnify and hold harmless the Company and each Person which controls (within the meaning of the Securities Act) the Company and each other Person (including underwriters) who participates in the offering of such Registrable Securities against all losses, claims, damages and liabilities to which the Company or such controlling Person or participating Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement of any material fact contained, on the effective date thereof, in any registration statement under which such Registrable Securities were registered under the Securities Act, or in any preliminary prospectus or final prospectus contained therein, or in any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading, to the extent that any such loss, claim, damage or liability arises out of or is based upon any such statement or omission made in such registration statement, preliminary or final prospectus or amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Holder and stated to be specifically for use in the preparation thereof. This indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder, underwriter, controlling person or such other participating Person, and shall survive the transfer of such securities by such Holder. Each indemnified party shall cooperate with each indemnifying party in defending any loss, claim, damage, liability or proceeding by furnishing such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim.

                          (b) Indemnification similar to that specified in the
preceding clause of this Section 10.8 (with appropriate modifications) shall be given by the Company and, at the Company's request, each Holder with respect to any registration or other qualification of securities under any state securities and "blue sky" laws.

                          (c) If the indemnification provided for in clauses (i)
and (ii) of this Section 10.8 is held by a court of competent jurisdiction to be unavailable or insufficient to hold harmless an indemnified party, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party referred to in clauses (i) and (ii) of this Section 10.8 in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other hand in connection with statements or omissions which resulted in expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statements or omissions. The parties agree that it would not be just and equitable if contributions pursuant to this clause were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first sentence of this clause. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this clause shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any loss, claim, damage, liability or proceeding which is the subject of this clause. In no case shall any Holder of Registrable Securities be required to contribute any amount if it has no relative fault for the action giving rise to such losses, claims or liabilities. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                          (d) Each indemnified party shall notify the
indemnifying party in writing within ten (10) days after its receipt of notice of the commencement of any action against it in respect of which indemnity may be sought from the indemnifying party pursuant to this Section 10.8, provided that the failure of an indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under this Section 10.8, to the extent such failure is not prejudicial. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party, the indemnifying party will be entitled to participate in the defense with counsel satisfactory to such indemnified party.

                          (e) Notwithstanding clauses (a) through (c) of this
Section 10.8, the aggregate amount which may be recovered by the Company, controlling persons of the Company or underwriters from each Holder pursuant to the indemnification and contribution provided for in this Section 10.8 shall be limited to the total net proceeds received by such Holder, for which the Registrable Securities were sold by such Holder.

                          (f) Notwithstanding any of the foregoing, if, in
connection with an underwritten public offering of Registrable Securities, the Company, the selling stockholders and the underwriter(s) enter into an underwriting or purchase agreement relating to such offering which contains provisions covering indemnification and contribution among the parties, the indemnification and contribution provisions of this Section 10.8 shall be deemed inoperative for purposes of such offering.

                  11. Acquisition of Additional Shares.

                     11.1 Standstill. For a period of three (3) years from the date of this Agreement, each Investor agrees that, neither it nor any of its Affiliates shall, directly or indirectly, acquire shares of Common Stock or securities convertible into or exercisable or exchangeable for shares of Common Stock, if as a result of such acquisition, such Investor together with any of its Affiliates, would beneficially own (as defined in Rule 13d-3 under the Exchange Act) on an as converted basis, in the aggregate, greater than 49.9% of the total number of then outstanding shares of Common Stock, on a fully diluted basis.

                     11.2 Transfers. So long as an Investor holds a Note, such Investor shall not transfer the Warrant or any Common Stock issued upon exercise of the Warrant; provided, however, that (i) such restriction shall be of no further force or effect upon the earlier of (A) that date which is three (3) years from the date hereof and (B) the occurrence of a Change of Control or an Exit Event and (ii) such restriction shall not apply to a transfer by an Institutional Investor to one or more of its partners or a trust established for their benefit.

                  12. Effect of Change of Control and Exit Events.

                     12.1 Change of Control.

                          (a) Each of the following events shall constitute a
"Change of Control" unless it also constitutes an Exit Event in which case such event shall only constitute an Exit Event:

                              (i) The acquisition by a Person (other than an
Investor or an Affiliate of an Investor or one or more partners of an Institutional Investor or a trust established for their benefit) of more than fifty percent (50%) of the beneficial ownership (as defined in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended), of the Common Stock of the Company;

                              (ii) a sale, conveyance, exchange or transfer
("Sale") to another Person of all or substantially all of the assets of the Company or the Subsidiaries taken as a whole;

                              (iii) the merger or consolidation of the Company
or any of its Subsidiaries with one or more other Persons (excluding mergers of one Subsidiary into another or the merger of any Subsidiary into the Company);

                              (iv) the merger or consolidation of one or more
Persons into or with the Company or any of the Subsidiaries (excluding mergers of one Subsidiary into another or the merger of any Subsidiary into the Company);

                  if, in the case of (C) or (D), the shareholders of the Company and/or Subsidiary involved (the "Involved Company") prior to such merger or consolidation do not retain at least a majority of the voting power of the Involved Company or surviving Person, as the case may be.

                          (b) If, at any time, a Change of Control occurs which
reflects a price per share of Common Stock of the Company of [$1.39376] or less (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), the principal balance and all accrued interest under the Notes shall, at the election of each Holder thereof, be due and payable on the effective date of such Change of Control, without penalty or premium.

                          (c) If, on or before February 15, 2002, a Change of
Control occurs which reflects a price per share of Common Stock of the Company of more than [$1.39376] (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), but less than $4.80 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), the principal balance and all accrued interest under the Notes, together with an aggregate premium payment of $4,568,571 shall, at the election of each Holder thereof, be due and payable (and the Company and its Subsidiaries jointly and severally agree to pay such amount) concurrently with the closing of such Change of Control and, if any Holder makes such election, it shall, concurrently with its receipt of such amount, surrender all Warrants held by such Holder.

                          (d) Subject to the provisions of Section 12.4 below,
if, after February 15 , 2002 but on or before February 15, 2003, a Change of Control occurs which reflects a price per share of Common Stock of the Company of more than [$1.39376] (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), but less than $3.50 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes) the principal balance and all accrued interest under the Notes, together with an aggregate premium payment of $3.000,000 shall, at the election of each Holder thereof, be due and payable (and the Company and its Subsidiaries jointly and severally agree to pay such amount) concurrently with the closing of such Change of Control and, if any Holder makes such election, it shall, concurrently with its receipt of such amount surrender all Warrants held by such Holder.

                          (e) Subject to the provisions of Section 12.4 below,
if, after February 15, 2002, but on or before February 15, 2003, a Change of Control occurs which reflects a price per share of Common Stock of the Company of more than $3.50 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes) but less than $4.80 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), the principal balance and all accrued interest, together with a premium payment of $3,000,000 if the value is $3.50 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), such premium increasing proportionately to $4,568,571 if the value is $4.80 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes) (i.e., an increase of $12,065.93 for each $0.01 by which the value is greater than $3.50) shall, at the election of each Holder thereof, be due and payable (and the Company and its Subsidiaries jointly and severally agree to pay such amount) concurrently with the closing of such Change of Control and, if any Holder makes such election, it shall, concurrently with its receipt of such amount, surrender all Warrants held by such Holder.

                     12.2 Exit Event.

                          (a) A Change of Control shall be deemed an "Exit
Event" if,

                              (i) the Change of Control reflects a price per
share of Common Stock of the Company of more than $3.50 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes; and

                              (ii) all holders of the Notes and Warrants are
able to participate in such transaction and receive cash and/or marketable securities in exchange for all Common Stock receivable by them upon conversion of the Notes and exercise of the Warrants.

                          (b) If, on or before February 15, 2002, an Exit Event
occurs which reflects a price per share of Common Stock of the Company of $3.50 or more (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), but less than $4.80 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), the Company will use its best efforts to facilitate the contemporaneous conversion of the Notes and exercise of the Warrants so that the Common Stock received upon such conversion and exercise will qualify to participate fully in or otherwise enjoy the full benefit of such Exit Event. In addition, concurrently with the closing of such Exit Event, the Company and its Subsidiaries jointly and severally agree to pay the Investors a premium payment of $4,568,571 (payable in cash) if the value is $3.50 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), such premium reducing proportionately to $0 if the value is $4.80 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes); i.e., a reduction of $35,142.85 for each $0.01 by which the value is greater than $3.50.

                          (c) Subject to the provisions of Section 12.4 below,
if after February 15, 2002, but on or before February 15, 2003, an Exit Event occurs which reflects a price per share of Common Stock of the Company of $3.50 or more (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), but less than $4.80 (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), the Company will use its best efforts to facilitate the contemporaneous conversion of the Notes and exercise of the Warrants so that the Common Stock received upon conversion and exercise will qualify to participate fully in or otherwise enjoy the full benefit of such Exit Event. In addition, concurrently with the closing of such Exit Event, the Company and its subsidiaries jointly and severally agree to pay the Investors a premium payment in the aggregate amount of $3,000,000 (payable in cash) if the value is $3.50 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes), such premium reducing proportionately to $0 if the value is $4.80 per share (subject to adjustment as provided in Sections 7(b) and (c) of the Notes); i.e. a reduction of $23,076.92 for each $0.01 by which the value is greater than $3.50.

                     12.3 Changes of Control and Exit Events after February 15, 2003 or Reflecting Prices of $4.80 or More. No premium shall be due or payable in connection with a Change of Control or Exit Event occurring after February 15, 2003 or where the Change of Control or Exit Event reflects a price per share of Common Stock of the Company of $4.80 or more (subject to adjustment as provided in Sections 7(b) and (c) of the Notes).

                     12.4 Limitation on Premium. Notwithstanding the provisions of Sections 12.1(d), 12.1(e) and 12.2(c) above, if the Change of Control described in Section 12.1(d) or 12.1(e) or the Exit Event described in Section 12.2(c) reflects a valuation of the Company equal to at least seven (7) times the Company's and its Subsidiaries' consolidated earnings before interest, taxes, depreciation and amortization calculated based on the immediately preceding four (4) fiscal quarters (i) as reported in the Company's filings with the Securities Exchange Commission, and (ii) excluding the effects of non-recurring charges as reasonably agreed to by a Required Interest of Institutional Investors (such valuation a "Seven Times EBITDA Valuation"),

                          (a) the premium payable under Section 12.2(c) shall
not exceed an aggregate amount equal to five percent (5%) of the gross proceeds otherwise received by the Investors and the holders of Common Stock by reason of such Exit Event; and

                          (b) the premium payable under Section 12.1(d) or
12(a)(v) shall not exceed that amount required to generate a return to the Investors equal to the return they would have received under (A) above had such Change of Control been an Exit Event in which they were able to participate.

                     12.5 Change of Control/Exit Event Valuations. The Company shall promptly notify the Investors in writing of its position regarding the price per share of Common Stock reflected by a Change of Control or Exit Event and, where applicable, the Seven Times EBITDA Valuation (collectively the "Change of Control/Exit Event Valuations").

                     12.6 Disputes. Should a Required Interest of Institutional Investors disagree with the Change of Control/Exit Event Valuations, they shall so notify the Company in writing (the "Value Challenge Notice") within ten (10) days after delivery of the Company's statement of Change of Control/Exit Event Valuations. If the Company and a Required Interest of Institutional Investors cannot resolve such dispute, the Company or a Required Interest of Institutional Investors may by written notice to all parties hereto (the "Resolution Notice") submit such dispute to binding resolution by an investment banker experienced in valuing public companies comparable to the Company in size and market position. If the Company and a Required Interest of Institutional Investors cannot agree on such an investment banker within ten (10) days of delivery of the Resolution Notice, they shall each designate one investment banker by written notice prior to the expiration of such ten (10) day period and the two investment bankers shall promptly select a third investment banker meeting the criteria set forth above and such third investment banker shall make the final determination of the Change of Control/Exit Event Valuations. The cost of the investment banker selected hereunder shall be paid by the Company and his or her determination shall be final and binding on all parties.

                  13. [Intentionally Omitted]

                  14. Legend on Stock Certificates. The Notes, the Warrants and each certificate representing shares of Common Stock held by the Investors or any transferee of the Investors shall bear the following legends until such time as the shares represented thereby are no longer subject to the provisions hereof:

                      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A SUBORDINATED LOAN AND WARRANT PURCHASE AGREEMENT, DATED AS OF FEBRUARY 15, 2000 AMONG IMAGEMAX, INC. (THE "COMPANY") AND HOLDERS OF CERTAIN SHARES OR HOLDERS HAVING RIGHTS TO ACQUIRE SHARES OF THE OUTSTANDING CAPITAL STOCK OF THE COMPANY. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE COMPANY.

                      THE SHARES REPRESENTED BY THIS CERTIFICATE ARE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND NEITHER MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER THE ACT OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE SATISFACTORY TO THE COMPANY AND ITS COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

                  15. Survival of Representations and Warranties;
Indemnification; Fees and Expenses.

                     15.1 All representations and warranties contained herein shall survive the Closing. All statements contained in a certificate or other instrument delivered by the Company pursuant to this Agreement in connection with the transactions contemplated by this Agreement shall constitute representations and warranties by the Company under this Agreement.

                     15.2 The Company shall, with respect to the representations, warranties and agreements made by the Company herein, and the each Investor shall, with respect to the representations, warranties and agreements made by such Investor herein, indemnify, defend and hold the other harmless against all liability, loss or damage, together with all reasonable costs and expenses related thereto (including reasonable legal and accounting fees and expenses) arising from the untruth, inaccuracy or breach of any of the representations, warranties or agreements of the Company or such Investor, as the case may be.

                     15.3 The Company hereby agrees to reimburse Investors for their out-of-pocket expenses, including reasonable attorney's fees and costs and filing fees, incurred by the Investors in connection with its due diligence and the development, preparation and execution of this Agreement and all other documents and instruments relating thereto whether or not Closing occurs. Such reimbursement shall be made simultaneously with Closing.

                  16. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by the Company or the Investors, the Investors or the Company (as the case may be) may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance or injunctive relief with respect to any such covenant or agreement contained in this Agreement.

                  17. Notices. All notices or requests provided for or permitted to be given pursuant to this Agreement must be in writing and may be given or served by (i) depositing the same in the United States mail, addressed to the party to be notified, postage paid, and registered or certified with return receipt requested, or (ii) by delivering such notice in person to such party. Notices so deposited in the mail shall be deemed to have been given or served on the date on which the party actually received or refused such written notice, as shown by the date or postmark of any return receipt indicating the date of delivery or attempted delivery to such receiving party. The addresses of the parties hereto for all purposes of this Agreement are:

                                            Company:

                                            ImageMax, Inc.
                                            1100 East Hector Street
                                            Suite 396
                                            Conshohocken, PA  19428
                                            Attention:  David C. Carney
                                            Mark P. Glassman
                                            Andrew R. Bacas
                                            Telephone: (610) 832-2111

                                            with a copy to:

                                            Pepper Hamilton LLP
                                            1235 Westlakes Drive, Suite 400
                                            Berwyn, PA   19312
                                            Attention:  Michael P. Gallagher
                                            Telephone: 610-640-7807

                                            The Investors:

                                            TDH III, L.P.
                                            919 Conestoga Road
                                            Building One
                                            Suite 301
                                            Rosemont, PA 19010
                                            Attention:  J.B. Doherty
                                            Telephone:  610-526-9970

                                            with a copy to:

                                            McCausland, Keen & Buckman
                                            Radnor Court
                                            259 North Radnor-Chester Road
                                            Suite 160
                                            Radnor, PA 19087
                                            Attention:  Robert H. Young Jr.
                                            Telephone: 610-341-1050

                                            and

                                            Dime Capital Partners, Inc.
                                            Third Floor
                                            1401 Valley Road
                                            Wayne, NJ 07470
                                            Attention:  Stephen Lane
                                            Telephone:  973-628-5841

                                            with a copy to:

                                            Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, NJ 07068-1791
                                            Attention: Robert Minion
                                            Telephone 973-597-2424

                                            and

                                            Robert Drury
                                            c/o ChemConnect, Inc.
                                            44 Montgomery Street, Suite 250
                                            San Francisco, CA 94104
                                            Telephone (415) 364-3300


                  By giving to the other parties at least five (5) days written notice thereof, any party hereto shall have the right from time to time and at any time during the term of this Agreement to change its respective address and each party shall have the right to specify as its address any other address within the United States of America.

                  18. Binding Agreement. This Agreement and each provision herein shall be binding upon and applicable to, and shall inure to the benefit of, the Investors, their permitted assigns and legal representatives.

                  19. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may for any reason be hereafter declared invalid or unenforceable.

                  20. Consents and Waivers. No consent or waiver, express or implied, by any party hereto of the breach, default or violation by any other party hereto of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach, default or violation of the same or any other obligations of such party hereunder. Failure on the part of any party hereto to complain of any act of any of the other parties or to declare any of the other parties hereto in default, irrespective or how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

                  21. Applicable Law. This Agreement and all questions relating to its validity, interpretation and performance shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

                  22. Prior Agreements. This Agreement, together with all exhibits hereto, and the other agreements contemplated hereby supersede any prior or contemporaneous understanding or agreement among the parties respecting the subject matter hereof. There are no arrangements, understandings or agreements, oral or written, among the parties hereto relating to the subject matter of this Agreement, except those fully expressed herein or in documents executed contemporaneously herewith. No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification or waiver shall be in writing and signed by the parties hereto.

                  23. Counting of Days. In computing the number of days for purposes of this Agreement, all days shall be counted, including Saturdays, Sundays and holidays; provided, however, that if the final day of any time period falls on a Saturday, Sunday or holiday, then the final day shall be deemed to be the next day which is not a Saturday, Sunday or holiday.

                  24. Captions. The captions used in this Agreement are for convenience only and shall not be construed in interpreting this Agreement. Whenever the context so requires, the neuter shall include the feminine and masculine, and the singular shall include the plural, and conversely.

                  25. Headings. All section headings herein have been inserted for convenience of reference only and shall in no way modify or restrict any of the terms or provisions hereof.

                  26. Gender. All pronouns used herein shall include all genders and the singular and plural as the context requires.

                  27. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original for all purposes, but all of which taken together shall constitute only one agreement. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.

                  28. Publicity; Confidentiality. Except as may be required by applicable Requirements of Law, (i) none of the parties to this Agreement shall issue a publicity release or public announcement or otherwise make any disclosure concerning this Agreement or the tran sactions contemplated hereby, without prior approval by the other parties hereto (which approval shall not be unreasonably withheld) and (ii) the Company and the Investors agree that all information received from each other will be held strictly confidential and each party will take reasonable steps to maintain the confidentiality of such information; provided, however, that nothing in this Agreement shall restrict the Company or the Investors from disclosing information: (a) that is already publicly available; and (b) to their respective (i) shareholders, principals, partners and employees and (ii) attorneys, accountants, consultants and other advisors to the extent necessary to obtain their services in connection with the transactions contemplated by this Agreement. If any announcement is required by law to be made by any party hereto, prior to making such announcement such party will deliver a draft of such announcement to the other parties and shall give the other parties an opportunity to comment thereon.

                  29. Waiver of Trial by Jury. THE PARTIES HERETO HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDINGS, CLAIMS OR COUNTER-CLAIMS, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT EXECUTED IN CONNECTION WITH THIS AGREEMENT.



                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                IMAGEMAX, INC.


                                By:     /s/ Andrew R. Bacas
                                        ----------------------------------------
                                Name:       Andrew R. Bacas
                                        ----------------------------------------
                                Title:      Acting CEO
                                        ----------------------------------------



                                TDH III, L.P.


                                By:     /s/ James M. Buck IV
                                        ----------------------------------------
                                Name:       James M. Buck IV
                                        ----------------------------------------
                                Title: General Partner, TDH III, Partners, L.P.,
                                        ----------------------------------------
                                         The General Partner
                                        ----------------------------------------


                                DIME CAPITAL PARTNERS, INC.


                                By:    /s/ Stephen M. Lane
                                        ----------------------------------------
                                Name:      Stephen M. Lane
                                        ----------------------------------------
                                Title:     President
                                        ----------------------------------------



                                  /s/ Robert Drury
                                ------------------------------------------------
                                Robert Drury

         EXHIBIT A--FORM OF CONVERTIBLE SUBORDINATED PROMISSORY NOTE EXHIBIT B--FORM OF WARRANT

                                  Schedule 2.2


      Name of Investor                                 Amount of Investment
      ----------------                                  --------------------
TDH                                                           $1,600,000
Dime                                                          $4,300,000
Drury                                                         $  100,000

                                  Schedule 2.3


       Name of Investor                                 Number of Shares
       ----------------                                 ----------------
TDH                                                          480,000
Dime                                                       1,290,000
Drury                                                         30,000